EXHIBIT 99.1

Landsea Homes Announces Private Placement of $250 million in Senior Unsecured Notes

DALLAS, Texas – July 18, 2023 – Landsea Homes Corporation (Nasdaq: LSEA) (“Landsea Homes” or the “Company”) announced today that it has entered into a note purchase agreement (“the Note Purchase Agreement”) with various investors, including funds and accounts managed by BlackRock Financial Management Inc. and affiliates thereof (“BlackRock”) and Angelo, Gordon & Co., L.P. (“Angelo Gordon”). The Note Purchase Agreement provides for the private placement of $250,000,000 aggregate principal amount of 11% senior notes due 2028 (the “Notes”). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by most of the Company’s subsidiaries (the “Guarantors”) and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company and Guarantors. The Company intends to use the net proceeds from the sale of the Notes to pay down a portion of the outstanding borrowings under its revolving credit facility and for working capital and general corporate purposes.

“We are very pleased to be working with BlackRock and Angelo Gordon—two exceptional institutional partners – on the placement of senior unsecured notes,” said John Ho, Chief Executive of Landsea Homes. “This transaction represents another milestone for Landsea Homes by enabling us to have additional financial flexibility and new capital resources to drive our continued growth within the homebuilding industry.”

The Notes will be offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or any state securities laws. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

Moelis & Company has served as lead placement agent to the Company in connection with this financing.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Landsea Homes Corporation

Landsea Homes Corporation (Nasdaq: LSEA) is a publicly traded residential homebuilder based in Dallas, Texas that designs and builds best-in-class homes and sustainable master-planned communities in some of the nation’s most desirable markets. The company has developed homes and communities in New York, Boston, New Jersey, Arizona, Florida, Texas and throughout California in Silicon Valley, Los Angeles, and Orange County. Landsea Homes was named the 2022 winner of the prestigious Builder of the Year award, presented by BUILDER magazine, in recognition of a historical year of transformation.

An award-winning homebuilder that builds suburban, single-family detached and attached homes, mid-and high-rise properties, and master-planned communities, Landsea Homes is known for creating inspired places that reflect modern living and provides homebuyers the opportunity to “Live in Your Element.” Our homes allow people to live where they want to live, how they want to live – in a home created especially for them.

Driven by a pioneering commitment to sustainability, Landsea Homes’ High Performance Homes are responsibly designed to take advantage of the latest innovations with home automation technology supported by Apple®. Homes include features that make life easier and provide energy savings that allow for more comfortable living at a lower cost through sustainability features that contribute to healthier living for both homeowners and the planet.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees, and stakeholders by creating an unparalleled lifestyle experience that is unmatched.

For more information on Landsea Homes, visit: www.landseahomes.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Landsea Homes cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “look” or similar expressions may identify forward-looking statements.

These forward-looking statements are based on information available as of the date of this press release and our management’s current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, the risk factors described by Landsea Homes in its filings with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. These forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Relations Contact:

Drew Mackintosh

Mackintosh Investor Relations, LLC

drew@mackintoshir.com

(310) 924-9036

Media Contact:

Annie Noebel

Cornerstone Communications

anoebel@cornerstonecomms.com

(949) 449-2527